Exhibit (d)(5)

FORM OF SUB-INVESTMENT ADVISORY AGREEMENT

AGREEMENT made as of the ____ day of ____, 2014 by and between China asset management (hong kong) limited, a corporation organized under the laws of Hong Kong and having its principal place of business at 37/F, Bank of China Tower, 1 Garden Road, Hong Kong (the “Sub-Adviser”), and Van Eck Associates Corporation, a corporation organized under the laws of the State of Delaware and having its principal place of business at 335 Madison Avenue, 19th Fl., New York, New York 10017 (the “Adviser”).

WHEREAS, Market Vectors ETF Trust (the “Trust”) is engaged in business as an open-end investment company and is so registered under the Investment Company Act of 1940, as it is amended from time to time (the “1940 Act”); and

WHEREAS, the Sub-Adviser is engaged principally in the business of rendering investment management services and is registered under the Investment Advisers Act of 1940, as it is amended from time to time (the “Advisers Act”); and

WHEREAS, the Trust is authorized to issue shares of beneficial interest in separate series with each such series representing interests in a separate portfolio of securities and other assets pursuant to a registration statement filed with the U.S. Securities and Exchange Commission (“SEC”); and

WHEREAS, the Trust offers shares in several of such series, namely, those listed on Schedule I hereto, as may be amended from time to time (each, a “Fund” and collectively the “Funds”), and invests the proceeds in securities and other assets; and

WHEREAS, the Sub-Adviser has been granted a Renminbi Qualified Foreign Institutional Investor (“RQFII”) quota by the China Securities Regulatory Commission (“CSRC”) and the State Administration of Foreign Exchange (“SAFE”), which may be used by the Sub-Adviser on behalf of each Fund; and

WHEREAS, the Trust has retained the Adviser to render management and advisory services; and

WHEREAS, the Adviser desires to retain the Sub-Adviser to render investment advisory and other services hereunder to each Fund in respect to the portion of each Fund’s assets as may, from time to time, be allocated by the Adviser to the Sub-Adviser (the “Allocated Assets”) and the Sub-Adviser is willing to do so.

NOW, THEREFORE, WITNESSETH:

That it is hereby agreed between the parties hereto as follows:

1.	APPOINTMENT OF SUB-ADVISER

With respect to the Allocated Assets the Adviser hereby appoints the Sub-Adviser to act as investment adviser to each Fund for the period and on the terms herein set forth. The Sub-Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided. So long as the Sub-Adviser serves as investment adviser to a Fund pursuant to this Agreement, the obligation of the Adviser under this Agreement with respect to such Fund shall be, subject in any event to the control of the Board of Trustees of the Trust (the “Board”), to allocate and reallocate the Fund’s assets among the Sub-Adviser, the

Adviser and other sub-advisers as the Adviser, in its sole discretion, deems appropriate. The Adviser will determine and review with the Sub-Adviser the investment policies of each Fund; and, with respect to the Allocated Assets, the Sub-Adviser shall have the obligation of furnishing continuously an investment program and making investment decisions for each Fund, adhering to applicable investment objectives, policies and restrictions and placing all orders for the purchase and sale of portfolio securities for each Fund and such other services set forth in Section 2 hereof. The Adviser will compensate the Sub-Adviser for its services to each Fund. The Adviser or each Fund, subject to the terms of this Agreement, may terminate the services of the Sub-Adviser at any time in their sole discretion, and the Adviser shall at such time assume the responsibilities of the Sub-Adviser unless and until a successor investment adviser is selected.

2.	DUTIES OF SUB-ADVISER

With respect to the Allocated Assets only, the Sub-Adviser, at its own expense, shall furnish the following services and facilities to the Trust:

(a) Investment Program. The Sub-Adviser will (i) furnish continuously an investment program for each Fund, (ii) determine (subject to the overall supervision and review of the Board and the Adviser) what investments shall be purchased, held, sold or exchanged and what portion, if any, of the Allocated Assets shall be held uninvested, (iii) make changes on behalf of each Fund in the investments, and (iv) place orders for the purchase and sale of the securities of the Allocated Assets. The Sub-Adviser will provide the services hereunder in accordance with each Fund’s investment objectives, policies and restrictions as stated in the then current prospectus and statement of additional information which is part of the Trust’s Registration Statement filed with the SEC, as amended from time to time (together, the “Registration Statement”), and pursuant to any written guidelines provided by the Adviser, along with copies of the Trust’s Amended and Restated Declaration of Trust and Amended and Restated By-Laws as they may be amended from time to time, copies of which shall be sent to the Sub-Adviser by the Adviser. The Sub-Adviser also will manage, supervise and conduct such other affairs and business of the Trust and matters incidental thereto, as the Sub-Adviser and the Trust agree, subject always to the control of the Board and to the provisions of the Trust’s Amended and Restated Declaration of Trust, the Trust’s Amended and Restated By-Laws, the 1940 Act and applicable Chinese law and regulation. With respect to the services provided by the Sub-Adviser under this Agreement, it shall be responsible for compliance with all applicable laws, rules and regulations. The Sub-Adviser will adopt, or has adopted, and will maintain procedures reasonably designed to ensure such compliance.

(b) Office Space and Facilities. The Sub-Adviser will arrange to furnish office space, all necessary office facilities, simple business equipment, supplies, utilities, and telephone service required for managing the Allocated Assets.

(c) Personnel. The Sub-Adviser shall provide executive and clerical personnel for managing the Allocated Assets, and shall compensate officers and Trustees of the Trust or Fund if such persons are also employees of the Sub-Adviser or its affiliates, except as otherwise provided herein.

(d) Portfolio Transactions. All orders placed by the Sub-Adviser for the purchase and sale of portfolio securities shall be for the account of each Fund with brokers or dealers selected by the Sub-Adviser. Each Fund will pay the actual transaction costs, including without limitation brokerage commissions on portfolio transactions in accordance with this Section 2(d). In executing portfolio transactions and selecting brokers or dealers, the Sub-Adviser will use its

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best efforts to seek on behalf of each Fund the best overall terms available. In assessing the best overall terms available for any transaction, the Sub-Adviser shall consider all factors it deems relevant, including, without limitation, the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any (for the specific transaction and on a continuing basis). In evaluating the best overall terms available, and in selecting the broker or dealer to execute a particular transaction, the Sub-Adviser may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Sub- Adviser or an affiliate of the Sub-Adviser in respect of accounts over which it exercises investment discretion. The Sub-Adviser is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Sub-Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of that particular transaction or in terms of all of the accounts over which investment discretion is so exercised by the Sub-Adviser or its affiliates. Nothing in this Agreement shall preclude the combining of orders for the sale or purchase of securities or other investments with other accounts managed by the Sub-Adviser or its affiliates provided that the Sub-Adviser does not favor any account over any other account and provided that any purchase or sale orders executed contemporaneously shall be allocated in an equitable manner among the accounts involved in accordance with procedures adopted by the Sub-Adviser. The Sub-Adviser is authorized to allocate the orders placed by it on behalf of each Fund to the Adviser, Sub-Adviser, or another of a Fund’s sub-adviser(s), or any affiliate thereof that is registered as a broker-dealer with the SEC, in compliance with Rule 17e-1 and with any procedures that the Trust’s Board of Trustees shall adopt from time to time.

(e) Delivery of Trade Confirmations. In connection with the purchase and sale of securities for the Funds, the Sub-Adviser will arrange for the transmission to the custodian and record keeping agent for the Trust on a daily basis, such confirmations, trade tickets, and other documents and information, including, but not limited to, Cusip, Sedol, or other numbers that identify securities to be purchased or sold by the Sub-Adviser on behalf of each Fund, as may be reasonably necessary to enable the custodian and record keeping agent to perform their respective administrative and record keeping responsibilities with respect to the Allocated Assets. With respect to portfolio securities that comprise the Allocated Assets to be purchased or sold through the Depository Trust Company, the Sub-Adviser will arrange for the automatic transmission of the confirmation of such trades to each Fund’s custodian and record keeping agent for each Fund. The Sub-Adviser will monitor on a daily basis the determination by the custodian and record keeping agent for each Fund of the valuation of portfolio securities and other investments. The Sub-Adviser, or its agent, will assist the custodian and record keeping agent for each Fund in determining or confirming, consistent with the procedures and policies stated in the Registration Statement for the Trust, the value of any portfolio securities or other assets for which the custodian and record keeping agent seek assistance from, or identifies for review, by the Sub-Adviser. The Sub-Adviser, or its agent, shall assist the Board and the Adviser in determining fair value of such securities or assets for which market quotations are not readily available. In addition, the Sub-Adviser shall exercise its best efforts in promptly notifying the Adviser of any material events affecting the securities comprising the Allocated Assets of which the Sub-Adviser is or becomes aware. In no event shall the Sub-Adviser be responsible for the final determination of the price of portfolio securities or other assets of a Fund.

(f) Fund Investment Records and Ledgers. The Sub-Adviser will provide the Trust or the Adviser with all of each Fund’s investment records and ledgers maintained by the Sub-Adviser (which shall not include the records and ledgers maintained by the custodian and record

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keeping agent for the Trust) as are necessary to assist the Trust and the Adviser to comply with requirements of the 1940 Act and the Advisers Act as well as other applicable laws and may retain a copy. The Sub-Adviser shall also facilitate the sharing of information between the PRC sub-custodian and each Fund’s custodian. The Sub-Adviser will furnish to regulatory authorities having the requisite authority any information or reports related to the services provided by the Sub-Adviser to each Fund which may be requested in order to ascertain whether the operations of the Trust are being conducted in a manner consistent with applicable laws and regulations.

The parties to this Agreement acknowledge that the arrangements have been made for the safekeeping of any of each Fund’s assets (and each Fund’s documents of title) with such custodian as chosen by the Adviser from time to time with notice to the Sub-Adviser of the same. The Sub-Adviser shall not hold, or have custody of, any asset of a Fund (or a Fund’s documents of title, if any) on behalf of a Fund or the Adviser. The Adviser has obtained the agreement of each Fund’s custodian and PRC sub-custodian to act in accordance with the Sub-Adviser’s instructions in connection with the Sub-Adviser’s performance of the Sub-Adviser’s duties under this Agreement.

(g) Other Reports. Upon request, the Sub-Adviser will provide reports to the Board for consideration at meetings of the Board on the investment program for each Fund and the issues and securities represented in each Fund’s portfolio, and will furnish the Board with respect to each Fund such periodic and, at the Fund’s expense, special reports as the Trustees or the Adviser may reasonably request.

(h) No Consultation with Other Sub-Advisers. In accordance with Rule 17a-10 under the 1940 Act and any other applicable law, the Sub-Adviser shall not consult with any other sub-adviser to a Fund or any sub-adviser to any other investment company or investment company series for which the Adviser serves as investment adviser concerning transactions of a Fund in securities or other assets, other than for purposes of complying with the conditions of paragraph (a) and (b) of Rule 12d3-1 under the 1940 Act.

3.	EXPENSES OF THE TRUST

(a) Except as provided in Sections 2(d) and (h) above, the Sub-Adviser shall assume and pay all of its own costs and expenses related to providing an investment program for each Fund with respect to the Allocated Assets. Each Fund shall be responsible for all its own expenses.

(b) Notwithstanding the foregoing, the Sub-Adviser shall be responsible for expenses relating to the printing and mailing of any prospectus supplement, exclusive of annual updates, required solely as a result of actions taken, or as a result of actions that should have been taken but were not taken, by the Sub-Adviser, including but not limited to, portfolio manager changes or disclosure changes requested by the Sub-Adviser that affect the investment objective, principal investment strategies, principal investment risks and portfolio management sections of the prospectus. Application of the provisions of this Section 3(b) will not apply where the above-described changes can be implemented through annual updates or revisions otherwise required of the Adviser but not prompted solely as a result of actions taken by the Sub-Adviser.

4.	SUB-ADVISORY FEE

(a) For the services and facilities to be provided to each Fund by the Sub-Adviser as provided in Section 2 hereof, the Adviser shall pay the Sub-Adviser a fee payable monthly at the

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annual rate set forth on Schedule I hereto. The above sub-advisory fees shall be paid by the Adviser to the Sub-Adviser within 30 days after the end of each month in respect of fees incurred in each immediate preceding month respectively.

(b) The Trust shall not be liable for the obligation of the Adviser to make payment to the Sub-Adviser.

5.	REPRESENTATIONS, COVENANTS AND WARRANTIES

(a) The Adviser hereby represents and warrants as follows:

i.	It is registered with the Securities and Exchange Commission as an investment adviser under the Advisers Act, and such registration is current, complete and in full compliance with all applicable provisions of the Advisers Act and the rules and regulations thereunder;

ii.	It has all the requisite authority to enter into, execute, deliver and perform its obligations under this Agreement, including, without limitation, authority from the Trust to appoint the Sub-Adviser to serve as Sub-Adviser to each Fund; and

iii.	Its performance of its obligations under this Agreement does not conflict with any law, regulation or order to which it is subject or with any agreements to which it is a party.

(b) The Adviser hereby covenants and agrees that, so long as this Agreement shall remain in effect:

i.	It shall maintain its registration in good standing as an investment adviser under the Advisers Act, and such registration shall at all times remain current, complete and in full compliance with all applicable provisions of the Advisers Act and the rules and regulations thereunder;

ii.	Its performance of its obligations under this Agreement does not conflict with any law, regulation or order to which it is subject or with any agreements to which it is a party; and

iii.	It shall at all times fully comply with the Advisers Act, the 1940 Act, all applicable rules and regulations under such Acts and all other applicable law.

(c) The Sub-Adviser hereby represents and warrants, with respect to the Allocated Assets, as follows:

i.	It is registered with the Securities and Exchange Commission as an investment adviser under the Advisers Act, and such registration is current, complete and in full compliance with all applicable provisions of the Advisers Act and the rules and regulations thereunder;

ii.	It has obtained an RQFII quota from the CSRC and SAFE which may be used on behalf of each Fund;

iii.	It has all necessary permits to engage in securities investment-related activities in Hong Kong and the People’s Republic of China (“PRC”) relating to its RQFII status
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and/or the performance of its obligations under this Agreement, and is in good standing with the CSRC, SAFE and the People’s Bank of China (“PBOC”);

iv.	It has all the requisite authority to enter into, execute, deliver and perform its obligations under this Agreement;

v.	The securities included in the Allocated Assets are held in account(s) that belong to the Funds and not the Sub-Adviser; and

vi.	Its performance of its obligations under this Agreement does not conflict with any law, regulation or order to which it is subject or with any agreements to which it is a party.

(d) The Sub-Adviser hereby covenants and agrees, with respect to the Allocated Assets, that, so long as this Agreement shall remain in effect:

i.	It shall maintain its registration in good standing as an investment adviser under the Advisers Act, and such registration shall at all times remain current, complete and in full compliance with all applicable provisions of the Advisers Act and the rules and regulations thereunder;

ii.	Its performance of its obligations under this Agreement does not conflict with any law, regulation or order to which it is subject;

iii.	It shall maintain all necessary registrations, licenses and approvals in effect during the term of this Agreement;

iv.	It shall at all times fully comply with the Advisers Act and the rules and regulations thereunder, the 1940 Act and rules and regulations thereunder, and shall also at all times fully comply with all other applicable law, rules or regulations relating to its duties or obligations under this Agreement or with any agreements to which it is a party;

v.	It shall promptly notify the Adviser and the Funds upon occurrence of any event that might disqualify or prevent it from performing its duties under this Agreement, including, but not limited to, the revocation of the RQFII quota relating to the Funds;

vi.	It shall immediately forward, upon receipt, to the Adviser any correspondence from the SEC or any Chinese or other regulatory authority, including, but not limited to, the CSRC, SAFE, and PBOC, that relates to the Funds or the Adviser generally, including SEC inspection reports, or the Sub-Adviser’s ability to provide investment advisory services to the Funds as contemplated herein and in each Fund’s prospectus; and

vii.	It shall notify the Adviser and the Funds promptly with respect to written material that has been provided to the Funds or the Adviser by the Sub-Adviser, or, if written material has not been provided, with respect to the information pertaining to the Sub-Adviser or Sub-Adviser’s services under this Agreement, in either case, of any untrue statement of a material fact or of any omission of any statement of a material fact which is required to be stated therein or is necessary to make the statements contained therein not misleading.
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6.	RELATIONS WITH TRUST

Subject to and in accordance with the Amended and Restated Declaration of Trust and Amended and Restated By-Laws of the Trust, governing documents of the Sub-Adviser and any applicable law, rule or regulation, it is understood (i) that Trustees, officers, agents and shareholders of the Trust may be an interested person (as defined in the 1940 Act) of the Sub-Adviser (or any successor thereof) as directors, officers, or otherwise; (ii) that directors, officers, agents and shareholders of the Sub-Adviser may be an interested person of the Trust as Trustees, officers, shareholders or otherwise; and (iii) that the Sub-Adviser may be an interested person of the Trust as a shareholder or otherwise and that the effect of any such association as an interested person shall be governed by said Amended and Restated Declaration of Trust, Amended and Restated By-Laws in effect on the date of this Agreement and any amendments thereof of which the Sub-Adviser is notified in writing, and any applicable law, rule or regulation.

7.	LIABILITY OF ADVISER, SUB-ADVISER AND OFFICERS AND TRUSTEES OF THE TRUST

(a) Neither the Adviser, Sub-Adviser nor any of their officers, directors, employees, agents or controlling persons or assigns or Trustees or officers of the Trust shall be liable for any error of judgment or law, or for any loss suffered by the Trust or its shareholders in connection with the matters to which this Agreement relates, except that no provision of this Agreement shall be deemed to protect the Adviser, Sub-Adviser or such persons against any liability, to the Trust or its shareholders to which the Adviser or Sub-Adviser might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of its duties or the reckless disregard of its obligations and duties under this Agreement.

(b) Notwithstanding the foregoing, the Sub-Adviser shall be liable for any loss suffered by the Trust or its shareholders in connection with any trade errors relating to the Allocated Assets by reason of any misfeasance or negligence of the Sub-Adviser in its performance of its duties under this Agreement.

8.	INDEMNIFICATION

(a) Notwithstanding Section 7 of this Agreement, the Adviser agrees to indemnify and hold harmless the Sub-Adviser, any affiliated person of the Sub-Adviser, and each person, if any, who, within the meaning of Section 15 of the 1933 Act, controls (each, a “Controlling Person”) the Sub-Adviser (all of such persons being referred to as “Sub-Adviser Indemnified Persons”) against any and all losses, claims, damages, liabilities, or litigation (including legal and other) expenses to which a Sub-Adviser Indemnified Person may become subject under the 1933 Act, the 1940 Act, the Advisers Act, under any other statute, at common law or otherwise, arising out of the Adviser’s responsibilities under this Agreement or to the Trust which (1) may be based upon any untrue statement or alleged untrue statement of a material fact supplied by, or which is the responsibility of, the Adviser and contained in the Registration Statement covering shares of a Fund or any amendment thereof or any supplement thereto, or the omission or alleged omission or failure to state therein a material fact known or which should have been known to the Adviser and was required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon information furnished to the Adviser or the Trust or to any affiliated person of the Adviser by a Sub-Adviser Indemnified Person; or (2) may be based upon a failure to comply with, or a breach of, any provision of this Agreement by the Adviser; provided, however, that in no case shall the indemnity in favor of the Sub-Adviser Indemnified Person be deemed to protect such

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person against any liability to which any such person would otherwise be subject by reason of any willful misfeasance or gross negligence in the discharge of the Sub-Adviser’s obligations and the performance of the Sub-Adviser’s duties under this Agreement.

(b) Notwithstanding Section 7 of this Agreement, the Sub-Adviser agrees to indemnify and hold harmless the Trust and its Trustees and officers, the Adviser, any affiliated person of the Adviser or the Trust, and each Controlling Person of the Adviser or the Trust (all of such persons being referred to as “Trust/Adviser Indemnified Persons”) against any and all losses, claims, damages, liabilities, or litigation (including legal and other) expenses to which a Trust/Adviser Indemnified Person may become subject under the 1933 Act, the 1940 Act, the Advisers Act, under any other statute, at common law or otherwise, arising out of the Sub-Adviser’s responsibilities as sub-investment adviser to the Funds which (1) may be based upon any untrue statement or alleged untrue statement of a material fact supplied by, or which is the responsibility of, the Sub-Adviser and contained in the Registration Statement covering shares of a Fund, any amendment thereof, any supplement thereto or any marketing materials relating to a Fund, or the omission or alleged omission or failure to state therein a material fact known or which should have been known to the Sub-Adviser and was required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon information furnished to the Sub-Adviser or to any affiliated person of the Sub-Adviser by a Trust/Adviser Indemnified Person; or (2) may be based upon a failure to comply with, or a breach of any provision of this Agreement by the Sub-Adviser; provided, however, that in no case shall the indemnity in favor of a Trust/Adviser Indemnified Person be deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance or gross negligence in the discharge of the obligations and the performance of the duties of the Adviser under this Agreement.

(c) Neither the Adviser nor the Sub-Adviser shall be liable under this Section 8 with respect to any claim made against a Trust/Adviser Indemnified Person or Sub-Adviser Indemnified Person (together, the “Indemnified Persons” or each an “Indemnified Person”) unless such Indemnified Person shall have notified the indemnifying party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Person (or such Indemnified Person shall have received notice of such service on any designated agent), but failure to notify the indemnifying party of any such claim shall not relieve the indemnifying party from any liability which it may have to the Indemnified Person against whom such action is brought otherwise than on account of this Section 8. In case any such action is brought against the Indemnified Person, the indemnifying party will be entitled to participate, at its own expense, in the defense thereof or, after notice to the Indemnified Person, to assume the defense thereof, with counsel satisfactory to the Indemnified Person. If the indemnifying party assumes the defense and the selection of counsel by the indemnifying party to represent both the Indemnified Person and the indemnifying party would result in a conflict of interests and would not, in the reasonable judgment of the Indemnified Person, adequately represent the interests of the Indemnified Person, the indemnifying party will, at its own expense, assume the defense with counsel to the indemnifying party and, also at its own expense, with separate counsel to an Indemnified Person which counsel shall be satisfactory to the indemnifying party and the Indemnified Person. The Indemnified Person will bear the fees and expenses of any additional counsel retained by it, and the indemnifying party shall not be liable to the Indemnified Person under this Agreement for any legal or other expenses subsequently incurred by the Indemnified Person independently in connection with the defense thereof other than reasonable costs of investigation. The indemnifying party shall not have the right to compromise or settle the litigation without the prior written consent of the Indemnified Person if the compromise or

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settlement results, or may result, in a finding of wrongdoing on the part of the Indemnified Person.

(d) The parties agree not to, directly or through an affiliate, make any claim against the other party for any special, indirect or consequential damages in respect of any breach or wrongful conduct (whether the claim therefore is based on contract, tort or duty imposed by the law) in connection with, arising out of or in any way related to the omission or event occurring in connection with this Agreement.

9.	DURATION AND TERMINATION OF THIS AGREEMENT

(a) Duration. This Agreement shall become effective with respect to each Fund on the effective date set forth opposite such Fund’s name on Schedule I hereto (the “Effective Date”). Unless terminated as herein provided, this Agreement shall remain in full force and effect with respect to a Fund until two years from the relevant Effective Date and shall continue in full force and effect for periods of one year thereafter so long as such continuance is approved at least annually (i) by either the Trustees of the Trust or by vote of a majority of the outstanding voting shares (as defined in the 1940 Act) of the Trust, and (ii) in either event by the vote of a majority of the Trustees of the Trust who are not parties to this Agreement or “interested persons” (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval.

(b) Termination. This Agreement may be terminated at any time, without payment of any penalty, (i) by vote of the Trustees of the Trust or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act), on sixty (60) days’ prior written notice to the Sub-Adviser, (ii) by the Adviser on six (6) months’ prior written notice to the Sub-Adviser or (iii) by the Sub-Adviser on six (6) months’ prior written notice to the Adviser and the Trust.

(c) Automatic Termination. This Agreement shall automatically and immediately terminate in the event of its “assignment” as defined in the 1940 Act.

10.	CONFIDENTIALITY

(a) The parties understand that proprietary and confidential information will, from time to time, be exchanged. “Proprietary and confidential information” may include, but is not limited to, client lists, business and investment strategies, data compilations, financial statements and other information about each Fund, the Adviser or the Sub-Adviser; this information shall be deemed privileged and confidential if it is clearly designated in writing as such at the time it is exchanged or designated at a later time (“Confidential Information”), provided that disclosure of Confidential Information prior to the designation shall not constitute a breach of this provision. Each party agrees not to disclose or disseminate Confidential Information without the written approval of the other party. Further, the parties acknowledge that Confidential Information shall be kept secret and confidential for a period of one (1) year from the date of receipt or any update thereto, unless a later date is specified in writing.

(b) Confidential Information shall exclude any material that is (i) lawfully within the recipient’s possession prior to the date of this Agreement and not subject to duty of confidentiality; (ii) voluntarily disclosed by a third-party so long as this third-party does not breach any obligation of confidentiality with respect to such information; (iii) is generally known or revealed to the public through no act or omission of the recipient; (iv) independently developed by the recipient without use or reference to the proprietary or confidential information of the other party; (v) is requested by any Federal or State regulatory body, court, association,

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authority or agency such as the Financial Industry Regulatory Authority or the Securities and Exchange Commission; or (vi) has not been specifically designated as Confidential Information in writing by the party claiming confidentiality.

(c) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original agreement but such counterparts shall together constitute one and the same instrument.

(d) Any notice under this Agreement or in connection herewith shall be in writing delivered personally or by prepaid letter or facsimile transmission at the address set forth above or facsimile number set out below:

in the case of the Company, to:

China Asset Management (Hong Kong) Limited

Address:	37/F, Bank of China Tower, 1 Garden Road, Hong Kong
Fax No.:	852- 3406 8500
Attention:	Head of Business Development

in the case of the Adviser, to:

Van Eck Associates Corporation

Address:	335 Madison Avenue, 19th Floor, New York, New York 10017
Fax No.:	(212) 293-2033
Attention:	General Counsel

and shall be deemed to have been received, in the case of facsimile transmission, at the time of dispatch thereof (provided that, if the date of dispatch is not a Business Day, it shall be deemed to have been received at the opening of business on the next Business Day and also provided that receipt of the outgoing facsimile transmission is acknowledged) and, in the case of a letter, when delivered personally or two Business Days after it has been posted.

11.	PRIOR AGREEMENT SUPERSEDED

This Agreement supersedes any prior agreement relating to the subject matter hereof between the parties.

12.	MISCELLANEOUS

(a) Any amendment, modification or supplement in respect of this Agreement must be made in writing and signed by the parties hereto.

(b) This Agreement shall not be assigned, in whole or in part, by any party to this Agreement without the prior written consent of the other party hereto.

(c) This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

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(d) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

13.	USE OF NAME

(a) It is understood that the names “Van Eck” and “Market Vectors” or any derivative thereof or logo associated with those names is the valuable property of the Adviser and its affiliates, and that the Sub-Adviser has the right to use such name (or derivative or logo) only with the approval of the Adviser and only so long as the Adviser is Adviser to such Fund. Upon termination of this Agreement, the Sub-Adviser shall forthwith cease to use such name (or derivative or logo).

(b) It is understood that the name “ChinaAMC” or any derivative thereof or logo associated with that name (the “ChinaAMC Logo”) is the valuable property of the Sub-Adviser and its affiliates and that the Adviser, Trust and/or Fund have the right to use such name (or derivative or logo) in offering and marketing materials of the Trust to the extent that it is used as an inference that China Asset Management (Hong Kong) Limited is the sub-adviser of the Trust and/or Fund and/or in the name of such Fund, and for so long as the Sub-Adviser is investment adviser to such Fund. The Adviser, Trust and/or Fund may use the ChinaAMC Logo for purposes other than the aforesaid only with the approval of the Sub-Adviser. Upon termination of this Agreement, the Trust and Adviser shall forthwith cease to use such name (or derivative or logo).

14.	PROXY VOTING

Unless the Adviser gives the Sub-Adviser written instructions to the contrary, the Sub-Adviser shall vote all proxies for each Fund’s portfolio securities that are part of the Allocated Assets in accordance with the Adviser’s proxy voting policies which have been adopted by such Fund, except to the extent the Sub-Adviser determines that it would be in the best interest of such Fund’s shareholders to deviate from such guidelines for one or more specific purposes.

15.	SERVICES NOT EXCLUSIVE

(a) It is understood that the services of the Sub-Adviser are not exclusive, and nothing in this Agreement shall prevent the Sub-Adviser (or its affiliates) from providing similar services to other clients, including investment companies (whether or not their investment objectives and policies are similar to those of a Fund) or from engaging in other activities.

(b) For the avoidance of doubt, the Adviser shall not appoint another entity as sub-adviser of a Fund during the term of this Agreement unless one of the following events arises:

(i) If the Sub-Adviser will not be able to provide any additional RQFII quota for the use on behalf of such Fund as requested by the Adviser within a reasonable time;

(ii) If the status of RQFII of the Sub-Adviser is revoked by the relevant regulatory authority in the People Republic of China; or

(iii) If the RQFII quota relevant to such Fund granted to the Sub-Adviser is removed by CSRC and SAFE.

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16.	OWNERSHIP OF MANAGER

The Sub-Adviser shall notify the Trust of any change in ownership of the Sub-Adviser within a reasonable time after such change, to the extent such notification is required under Section 205(a)(3) of the Advisers Act (or any successor provision thereto).

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

VAN ECK ASSOCIATES CORPORATION	CHINA ASSET MANAGEMENT
(HONG KONG) LIMITED

By:	By:
Name:	Name:
Title:	Title:
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